UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2020

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRG	NYSE American
8.250% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrA	NYSE American
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	BRG-PrC	NYSE American
7.125% Series D Cumulative Preferred Stock, $0.01 par value per share	BRG-PrD	NYSE American

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of each class
Series B Redeemable Preferred Stock, $0.01 par value per share
Warrants to Purchase Shares of Class A Common Stock, $0.01 par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Quarterly Payment of Certain Salaries in Equity

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2020 (the “Prior 8-K”) by Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “us,” or “our”), the amended and restated employment agreements with each of R. Ramin Kamfar (“Mr. Kamfar”) and Jordan B. Ruddy (“Mr. Ruddy”) set forth, respectively, the terms and conditions of Mr. Kamfar’s service as our Chief Executive Officer and Chairman of our Board of Directors, and Mr. Ruddy’s service as our Chief Operating Officer and President, and provide, respectively, that Mr. Kamfar will receive an annual base salary of $400,000, and that Mr. Ruddy will receive an annual base salary of $300,000 (collectively, the “Base Salaries,” and each, a “Base Salary”). As also previously disclosed in the Prior 8-K, on March 31, 2020, the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved, and each of Mr. Kamfar and Mr. Ruddy formally elected and agreed to receive, and the Company agreed to pay, (a) 97.0% of the Base Salary of Mr. Kamfar for the fiscal year ending December 31, 2020, and (b) (i) 66.7% of the Base Salary of Mr. Ruddy for the first quarter of such fiscal year and (ii) 87.3% of the Base Salary of Mr. Ruddy for the second, third and fourth quarters of such fiscal year, in Company equity rather than in cash, as more specifically set forth therein. The payment of the Base Salaries to each of Mr. Kamfar and Mr. Ruddy primarily in Company equity rather than in cash reflects a change in the form of payment only; the amounts of Mr. Kamfar and Mr. Ruddy’s respective Base Salaries remain unchanged.

On May 22, 2020 (the “LTIP Date of Grant”), the Company granted (a) to Mr. Kamfar, 16,183 long-term incentive plan units (“LTIP Units”) of the Company’s operating partnership, Bluerock Residential Holdings, L.P. (the “Operating Partnership”) in payment of 97.0% of the portion of the Base Salary payable to Mr. Kamfar for the period from April 1, 2020 through June 30, 2020, and (b) to Mr. Ruddy, 10,928 LTIP Units in payment of 87.3% of the portion of the Base Salary payable to Mr. Ruddy for such period; in each case, as a grant of equity incentive compensation under the Company’s Third Amended and Restated 2014 Equity Incentive Plan for Individuals (the “Individuals Plan”), with the remainder, in each case, payable in cash. The number of LTIP Units granted to each of Mr. Kamfar and Mr. Ruddy on the LTIP Date of Grant was determined by dividing the dollar value of each such grant by the volume-weighted average closing price of a share of the Company’s Class A common stock for the twenty (20) trading days preceding the LTIP Date of Grant. Each such grant to each of Messrs. Kamfar and Ruddy was evidenced by an LTIP Unit Vesting Agreement.

The shares of LTIP Units so granted in payment of the Base Salaries of Mr. Kamfar and Mr. Ruddy were issued in accordance with, and will be subject to, the terms of the Individuals Plan. Each such LTIP Unit will become vested and nonforfeitable on the first anniversary of the LTIP Date of Grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: May 27, 2020	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer